EXHIBIT 99.3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of December 28, 1996 and January 3, 1998 and for the period from inception (September 18, 1996) to December 28, 1996 and for the year ended January 3, 1998 included in this registration statement and have issued our report thereon dated January 17, 1998 (except with respect to the matter discussed in the eighth paragraph of Note 3, as to which the date is February 28, 1998). Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.





ARTHUR ANDERSEN LLP

Salt Lake City, Utah
January 17, 1998

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


                                             Balance at
                                              beginning                                                  Balance at
                         Description          of period            Additions         Deductions       end of period
Allowance for Doubtful Accounts:
   Period from Inception (September
     18, 1996) through December 28, 1996...... $   269,000      $     119,000         $        -           $  388,000

   Year Ended January 3, 1998................. $   388,000      $     481,000         $  255,000           $  614,000

Store Closure Reserve:
   Store Closure Reserve....................... $5,060,000      $           -         $  305,000           $4,755,000
   Transaction Fee Accrual.....................  2,400,000                  -          2,173,000              227,000
   Legal Accrual...............................  1,250,000                  -             53,000            1,197,000
   Lease Obligation Accrual....................  1,200,000                  -            174,000            1,026,000
   Finders' Fee Accrual........................    735,000                  -                  -              735,000
   Severance and Related Costs Accrual.........    655,000                               539,000              116,000
                                               -   -------     ----------------   ---    -------      ----    -------
   Period from Inception (September
     18, 1996) through December 28, 1996......  $11,300,000    $                       $3,244,000         $ 8,056,000
                                                ==========     ===============         =========      =     =========
                                                                            -

   Store Closure Reserve....................... $4,755,000     $    3,257,000         $2,546,000          $ 5,466,000
   Transaction Fee Accrual.....................    227,000                  -            227,000                    -
   Legal Accrual...............................  1,197,000                  -            548,000              649,000
   Lease Obligation Accrual....................  1,026,000                  -            867,000              159,000
   Finders' Fee Accrual........................    735,000                  -            735,000                    -
   Severance and Related Costs Accrual.........    116,000                               116,000                    -
                                               -   -------     ---------------    ---    -------            ---------
   Year Ended January 3, 1998.................   $8,056,000    $    3,257,000         $5,039,000          $ 6,274,000
                                                 =========          =========          =========            =========

Impairment Reserve (1):
   Stores to be Closed........             ....  $7,587,000    $            -          $ 854,000           $6,733,000
   Stores to be Franchised          ...........  3,334,000                               215,000            3,119,000
                                                 ---------     ---------------    ----   -------      -     ---------
   Period from Inception (September
     18, 1996) through December 28, 1996......  $10,921,000     $                      $1,069,000          $9,852,000
                                                ==========     ===============    =    =========      =     =========
                                                                            -

   Stores to be Closed            ............. $6,733,000      $  1,423,000          $3,507,000           $4,649,000
   Stores to be Franchised          ...........  3,119,000         1,077,000             492,000            3,704,000
                                                 ---------     ---------------    ----   -------      -     ---------
   Year Ended January 3, 1998.................  $9,852,000      $  2,500,000          $3,999,000          $ 5,853,000
                                                 =========     ===============    =    =========      =     =========


(1) THE RESULT OF THE IMPAIRMENT RESERVE IS TO REDUCE THE CARRYING AMOUNT OF FIXED ASSETS AT STORE TO BE CLOSED TO ZERO AND THE CARRYING AMOUNT OF ASSETS AT STORES TO BE FRANCHISED TO NET REALIZABLE VALUE.